UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Idaho	001-32074	91-0538859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

905 W. Riverside Avenue, Suite 311 Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 509-838-6050

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.                            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 21, 2015, Mines Management, Inc. (the “Company”) received a notification from the NYSE MKT LLC (the “NYSE MKT”) stating that the NYSE MKT had accepted the Company’s compliance plan and granted the Company an extension until September 30, 2015 to regain compliance with Section 1003(a)(iv) or to make progress consistent with the plan, and until December 30, 2016 to regain compliance with Section 1003(a)(i), Section 1003(a)(ii) and Section 1003(a)(iii).  The Company will be subject to periodic review by the NYSE MKT during the compliance plan period.  Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE MKT.

As previously reported,  the Company received a notice on July 1, 2015 from the NYSE MKT indicating that the Company is below certain of the NYSE MKT’s continued listing standards due to losses in the five most recent fiscal years and the Company’s report of stockholders’ equity of less than $2.0 million, $4.0 million and $6.0 million as of March 31, 2015, as set forth in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the NYSE MKT Company Guide, and due to impairment of its financial condition, as set forth in Section 1003(a)(iv).

ITEM 9.01.                               Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press release issued by Mines Management, Inc. dated September 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2015

MINES MANAGEMENT, INC.

	By:	/s/ Glenn M. Dobbs
Glenn M. Dobbs
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Mines Management, Inc. dated September 23, 2015.